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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2006:

SERINO 4, CORP.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-24189	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3163 Kennedy Boulevard Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 217-4137

None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 1.01 Entry into a Material Definitive Agreement

Effective September 1, 2006, Serino 4 Corp entered into an Agreement and Plan of Merger to acquire all of the assets and business of American Control Technologies, LTD, a Massachusetts company.  The agreement is attached hereto as Exhibit 10.1.  The agreement is by and between Serino 4 Corp. and American Control Technologies, LTD and was executed by the presidents of both companies representing the majority of the selling shareholders of American Control Technologies, LTD.  As a result of the merger, Serino 4 Corp. has acquired business operations of American Control Technologies, LTD. and no longer falls under shell company status.

Under the terms and conditions of the agreement Serino 4 shall cause to be issued 1,770,000 shares of restricted common stock to the shareholders of American Control Technologies, LTD in exchange for their shares of common stock of American Control Technologies. Serino 4 , under the agreement, shall issue 5,840,000 shares of common stock to Larry Lebeau for services rendered to the corporation. Additionally, under the agreement the Company shall issue 1,522,000 shares of restricted common stock to Vincent L. Verdiramo his successors or assigns as compensation for consulting and business services rendered in facilitating the merger of Serino 4 with American Control Technologies, LTD.  A portion of the aforesaid stock is being held as collateral to secure the $100,000 note payable by the Company to Vincent L. Verdiramo for additional compensation.   A formal closing is scheduled for October 2, 2006

Serino 4 Corp. was incorporated on April 21, 2005 under the laws of the State of New Jersey to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.  Serino 4 had been in the developmental stage since inception and from that date it had no operations, that will change with the completion of the acquisition of American Control Technologies, LTD on October 2, 2006.  The terms of the acquisition agreement provides for Serino 4 to issue twenty (20) shares of its restricted common stock to the shareholders of American Control Technologies, LTD for each share of common stock they held in American Control Technologies, LTD  As a further provision of this acquisition, Serino 4 will file an ‘Amendment to its Articles of Incorporation’ with the State of New Jersey to change its name to American Control Technologies, LTD  The surviving corporation of this acquisition will be American Control Technologies, Inc. a New Jersey corporation.  The future business operations of the Company will be that of the acquired company American Control Technologies, Inc. as described more fully below.

American Control Technologies, LTD (“ACT” or “the Company”) was incorporated and then funded privately in Massachusetts in 1992.  American Control Technologies, Ltd. has 14 years of experience in the design, manufacture, application, integration, and service of innovative wireless control systems for the industrial and municipal water and wastewater industry. The Company is a leading innovator of wireless radio products and radio communications applications for the industrial, municipal water and wastewater treatment market. The Company has been providing radio-based solutions, systems, products and services to its customer-base since its inception. The Company has a highly qualified and experienced staff of engineers, technicians and sales people to provide its customers remote monitoring and wireless communication technology and to provide the requisite service needs of its customers. The Company provides economical, cost-effective solutions for a broad range of wireless SCADA applications. The Company is a single, high quality source for wireless radio products and services from simple remote on/off applications to complete WAN/LAN open-architecture Distributed Control Systems, including video surveillance,

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 11, 2006

Serino 4, Corp.

(Registrant)

/s/ Vincent L. Verdiramo

_______________________________

Vincent L. Verdiramo

President